Calculation of Filing Fee Tables

Form F-3
(Form Type)

ImmunoPrecise Antibodies Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares, Preferred Shares Debt Securities Warrants Units Subscription Receipts	Rule 457(o)	$300,000,000(1)	(1)	$300,000,000(1)(2)	$0.0001102	$33,060(1)(2)

Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$300,000,000		$33,060
	Total Fees Previously Paid							$0
	Total Fee Offsets							$9,811.36
	Net Fee Due							$23,248.64

(1) There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, warrants, units, and subscription receipts of the Registrant, and a combination of such securities, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed USD$300,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	ImmunoPrecise Antibodies Inc.	F-10	333-249957	01/05/2021		$9,811.36(3)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$89,930,001.60
Fees Offset Sources	ImmunoPrecise Antibodies Inc.	F-10	333-249957		01/05/2021						$9,811.36

(3) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $9,811.36, which represents the portion of the registration fee previously paid with respect to $89,930,001.60 of unsold securities (the "Unsold Offset Securities") previously registered under the Registration Statement on Form F-10 (File No. 333-249957) on January 5, 2021 (the "Prior Registration Statement"). The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.